EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333 5570-LA and 333-43899 on Form S-3 and Form S-8, respectively, of our report dated March 27, 1998, appearing in, and incorporated by reference in, the Annual Report on Form 10-K of Bristol Retail Solutions, Inc. for the year ended December 31, 1997.

/S/ Deloitte & Touche LLP
--------------------------------
Costa Mesa, California
April 14, 1998